EXHIBIT 99.1

CABOT MICROELECTRONICS
PATENTS UPHELD IN
PATENT ENFORCEMENT ACTION
AGAINST DUPONT AIR PRODUCTS NANOMATERIALS, LLC

AURORA, IL – (BUSINESS WIRE) – JULY 8, 2010 – Cabot Microelectronics Corporation (Nasdaq: CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries and growing CMP pad supplier to the semiconductor industry, announced today that on July 8, 2010, the validity of all Cabot Microelectronics’ patents were upheld in the company’s ongoing patent enforcement litigation in the United States District Court for the District of Arizona against DuPont Air Products NanoMaterials, LLC (“DuPont Air Products NanoMaterials”).

The litigation began when DuPont Air Products NanoMaterials filed an action seeking to invalidate certain Cabot Microelectronics' patents and for a declaration of non-infringement of them in December, 2006.  It involves DuPont Air Products NanoMaterials’ manufacture and marketing of certain CMP slurries, including those for polishing tungsten, that the company believes infringe four patents owned by Cabot Microelectronics, which are fundamental patents in the field of CMP.  All of Cabot Microelectronics’ patents at issue in the case were found valid.  However, the jury found that DuPont Air Products NanoMaterials’ products at issue do not infringe the asserted claims of these patents.

“We are pleased that the validity of all of our CMP patents at issue in this case, which are core patents for tungsten and other CMP polishing applications, has been upheld.  However, we are disappointed with the jury’s verdict regarding infringement, and are currently reviewing our legal options, including an appeal of the verdict and moving for judgment as a matter of law,” said H. Carol Bernstein, Cabot Microelectronics’ Vice President, Secretary and General Counsel.  “We remain committed to the enforcement of our intellectual property and protection of our significant investment in patent-protected research and development.”

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and growing CMP pad supplier to the semiconductor industry. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company’s mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today’s challenges and help enable tomorrow’s technology.  Since becoming an independent public company in 2000, the company has grown to approximately 900 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Amy Ford, Director of Investor Relations at (630) 499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute “forward looking statements” within the meaning of federal securities regulations. These forward-looking statements include statements related to: future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; international events or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the acquisition of or investment in other entities; uses and investment of the company’s cash balance; and the construction of facilities by Cabot Microelectronics Corporation. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended March 31, 2010 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2009, both filed with the SEC. Cabot Microelectronics assumes no obligation to update this forward-looking information.